UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2006

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On March 13, 2006, the board of directors (the “Board”) of HomeBanc Corp. (the “Company”) approved and adopted Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) to add the following new Section 8.6 to Article VIII of the Articles:

“8.6 Treasury Shares. The Company may, from time to time, repurchase or acquire Shares of the Company, and such reacquired or purchased Shares shall become treasury shares, until reissued.”

Pursuant to Section 14-2-631(d) of the Georgia Business Corporation Code, no shareholder approval is required in connection with the Amendment. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Amendment to Bylaws

Also on March 13, 2006, the Board approved and adopted an amendment to Article II, Section 5 of the Company’s Bylaws to amendment and restate such provision to read in its entirety as set forth below:

“Section 5. Voting. When a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation’s Articles of Incorporation, a provision of these Bylaws validly adopted by the shareholders, or a provision of law requires a greater number of affirmative votes, in which case such express provision shall govern and control the decision of the matter. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy or by electronic proxy for each share of the capital stock having voting power registered in his name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.”

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.1	Articles of Amendment of HomeBanc Corp., as adopted March 13, 2006.

3.2	Bylaws of HomeBanc Corp., as amended March 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2006

HOMEBANC CORP.

By:	/s/ ALANA L. GRIFFIN
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of HomeBanc Corp., as adopted March 13, 2006.

3.2	Bylaws of HomeBanc Corp., as amended March 13, 2006.